Third Amendment
dated as of May 17, 2007
to
FIRST AMENDED AND RESTATED
MEMORANDUM OF AGREEMENT
REGARDING
GAMING DEVELOPMENT
AND
MANAGEMENT
AGREEMENT
between
SHINGLE SPRINGS BAND OF MIWOK INDIANS
a federally recognized tribe
and
LAKES KAR-SHINGLE SPRINGS, LLC
a Delaware limited liability company
Dated: October 13, 2003
Third Amendment to
October 13, 2003 Amended Memorandum Agreement
05/17/07 execution version

     THIS THIRD AMENDMENT (“Third Amendment”) to the October 13, 2003 FIRST AMENDED AND RESTATED MEMORANDUM OF AGREEMENT, as amended by the parties’ June 16, 2004 Amendment and January 23, 2007 Amendment, is made by and between the Shingle Springs Tribal Gaming Authority (hereinafter referred to as “Authority”), an instrumentality of the Shingle Springs Band of Miwok Indians, a federally-recognized Indian tribe (hereinafter referred to as “Tribe”), authorized by tribal Resolution 2004-18 and its related Ordinance, as amended, to exercise the Tribe’s proprietary rights and powers in connection with a gaming facility to be developed on behalf of the Tribe by the Authority, whose offices are located at P.O. Box 1340, Shingle Springs, California 95682, and Lakes KAR-Shingle Springs, LLC, a Delaware limited liability company (hereinafter referred to as “LKAR”), whose business office is located at 130 Cheshire Lane, Minnetonka, MN 55305, and entered into as of the 17th day of May, 2007.
RECITALS
     A. The Tribe is a federally recognized Indian tribe eligible for the special programs and services provided by the United States to Indians because of their status as Indians and is recognized as possessing powers of self-government.
     B. In compliance with the Indian Gaming Regulatory Act of 1988, P.L. 100-497, 25 U.S.C. 2701 et seq. as it may from time to time be amended, the Tribal Council of the Tribe has enacted a tribal ordinance regulating the operation of gaming activities on Tribal Lands (hereinafter referred to as the “Tribal Gaming Ordinance”), creating the Shingle Springs Tribal Gaming Commission, and authorizing Class II Gaming and Class III Gaming on its Indian lands subject to the provisions of the Tribal Gaming Ordinance and a Tribal-State Compact.
     C. The Tribe is committed to the use of gaming activities to provide employment and address the social, economic, education, and health needs of its members; to increase the revenues of the Tribe; and to enhance the Tribe’s economic self-sufficiency and self-determination.
     D. Because the Tribe lacks the resources to develop and operate a gaming facility and enterprise on its own, it desired to retain the services of a developer and manager with knowledge and experience in the gaming industry to secure financing, develop, manage and operate a Class II Gaming and Class III Gaming facility and related resort facilities located on its Indian lands in accordance with the Indian Gaming Regulatory Act of 1988, as amended.
     E. To assist with the financing, development, management and operations of its planned gaming facility and enterprise to be known as the Foothill Oaks Casino (the “Project”), the Tribe and LKAR entered into the First Amended and Restated Memorandum of Agreement Regarding Gaming Development and Management Agreement (as amended by an Amendment dated June 16, 2004 and approved by the Chairman of the National Indian Gaming Commission (“NIGC”) on July 19, 2004 and as further amended by a Second Amendment dated January 23, 2007 approved by the NIGC on March 20, 2007, hereinafter collectively referred to as the “October 13, 2003 Amended Memorandum
Third Amendment to
October 13, 2003 Amended Memorandum Agreement
05/17/07 execution version

Agreement”) and other Transaction Documents dated October 13, 2003 in connection with the Project; capitalized terms used but not otherwise defined herein shall have the meanings set forth in the October 13, 2003 Amended Memorandum Agreement.
     F. On April 21, 2007, the Tribal Council of the Tribe activated the Shingle Springs Tribal Gaming Authority (the “Authority”), previously established by tribal Resolution 2004-18 as an instrumentality of the Tribe, by appointing the Management Board of the Authority; and the governmental and proprietary powers and rights of the Tribe over the development, construction, operation, promotion and financing of the Foothill Oaks Casino and the Enterprise, as described in Section 1 of Ordinance 2004-18, thereby became the delegated responsibility of the Authority (such activation and delegation being referred to as the “Authority Activation”).
     G. The Tribe, the Authority and LKAR have contemporaneously herewith executed an Assignment and Assumption Agreement dated as of April 20, 2007 by which, in connection with the Authority Activation, the Tribe assigned to the Authority, and the Authority assumed, the Tribe’s rights and responsibilities under the October 13, 2003 Amended Memorandum Agreement and other Transaction Documents.
     H. Pursuant to the terms of the January 23, 2007 Second Amendment, the Tribe agreed that upon the Authority becoming activated the Tribe would cause the Authority (i) to approve and execute this Third Amendment, (ii) enter into an agreement reflecting the assignment to and assumption by the Authority of the Tribe’s rights and responsibilities under the October 13, 2003 Amended Memorandum Agreement and other Transaction Documents, in accordance with Section 1 of Ordinance 2004-18; and (iii) adopt a resolution of limited waiver related to approval of this Third Amendment.
     I. Financing and construction of the Project and the dedicated interchange from US 50 providing direct access to the Shingle Springs Rancheria was delayed because of litigation commenced by El Dorado County. The Tribe has entered into an agreement with El Dorado County and received judicial decisions in connection with the litigation, and has also received a permit from the California Department of Transportation (“CALTRANS”), which will now allow construction of the US 50 dedicated interchange to begin.
     J. Consistent with the January 23, 2002 FONSI issued by the NIGC in connection with its approval of the October 13, 2003 Amended Memorandum Agreement, including the requirement that the Tribe obtain approval of the US 50 dedicated interchange by CALTRANS and the BIA “prior to construction and operation” of the Project, and also the Tribe’s July 7, 2004 assurance that “it will not open and operate its gaming facility . . . until the US 50 dedicated interchange is completed and open to traffic,” construction of the US 50 dedicated interchange and the Project is scheduled to commence in May 2007, and the Tribe expects to close on the Facility Loan financing in June 2007.
     K. In connection with the financing and construction of the Project and the US 50
Third Amendment to
October 13, 2003 Amended Memorandum Agreement
05/17/07 execution version

dedicated interchange, the Authority and LKAR desired to further amend the October 13, 2003 Amended Memorandum Agreement as deemed necessary by the Authority and LKAR; accordingly, the Authority and LKAR entered into a Third Amendment to the October 13, 2003 Amended Memorandum Agreement dated as of April 20, 2007; since signing the Third Amendment dated as of April 20, 2007, the Authority and LKAR desire to make certain technical revisions to that agreement before approval by the NIGC and such necessary modifications are incorporated herein; and, accordingly, the Authority and LKAR agree to enter into this Third Amendment in connection with the Project. Therefore, the parties hereto intend that this Third Amendment is to supersede and replace in all respects the Third Amendment dated as of April 20, 2007.
     L. This Third Amendment shall become effective when approved and executed by the Chairman of the NIGC.
     M. Any dispute regarding this Third Amendment is to be subject to the dispute resolution and governing law provisions contained in the October 13, 2003 Amended Memorandum Agreement, as well as the Authority’s resolution of limited waiver to be attached as Exhibit E thereto.
     NOW, THEREFORE, in consideration of the above circumstances and the hereinafter mutual promises and covenants, and for other good and valuable consideration as set forth herein, the receipt and sufficiency of which are expressly acknowledged, the Authority and LKAR agree as follows:
     1. This Third Amendment shall become effective when approved and executed by the Chairman of the NIGC.
     2. The Authority acknowledges and agrees that, through and subject to the Assignment and Assumption Agreement dated as of April 20, 2007, the Tribe has duly assigned and delegated to the Authority all of its right, title, interest and obligations in and to the Project, the Enterprise, the October 13, 2003 Amended Memorandum Agreement, and the Authority has accepted the assignment and assumption of each of the same. Without limiting the generality of the foregoing, and for avoidance of doubt, the Authority and LKAR agree that any and all Minimum Guaranteed Monthly Payments and other disbursements or advances which were to be made to the Tribe under Sections 2.3, 2.5, 6.3, 6.5, or 6.7 of the October 13, 2003 Amended Memorandum Agreement shall hereafter be made by LKAR to the Authority rather than the Tribe.
     3. New definitions shall be added to Article 1 of the October 13, 2003 Amended Memorandum Agreement is amended to read as follows:
     “Affiliate” means, with respect to any specified Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the specified Person. For the purposes of this definition, “control” (including the terms controlling, controlled by, or under common control with) means the possession, direct or indirect, of the power to direct or cause the direction of the management
Third Amendment to
October 13, 2003 Amended Memorandum Agreement
05/17/07 execution version

and policies of a person, whether through the ownership of voting securities, partnership or member interests, by contract or otherwise.
     “Assignment and Assumption Agreement” means the Assignment and Assumption Agreement dated as of April 20, 2007 between the Tribe, LKAR and the Authority, as amended from time to time, whereby the Tribe has duly assigned and delegated to the Authority effective April 20, 2007, all of its right, title, interest and obligations in and to this Amended Memorandum Agreement and other Transaction Documents, the Authority has accepted the assignment and assumption of each of the same, and LKAR has consented to such assignment and assumption.
     “Authority” means the Shingle Springs Tribal Gaming Authority, the tribal agency established pursuant to tribal Resolution 2004-18, as amended from time to time, as an instrumentality of the Tribe to own and operate the Project and Enterprise.
     “Person” means any person or entity, whether an individual, trustee, corporation, general partnership, limited partnership, limited liability company, limited liability partnership, joint stock company, trust, estate, unincorporated organization, business association, Indian tribe, commission, instrumentality, firm, joint venture, Governmental Authority, or otherwise.
     “Tribal Agreement” means that certain Tribal Agreement dated as of April 20, 2007, executed by and between the Tribe and LKAR, as amended from time to time.
     4. Section 1.12 of the October 13, 2003 Amended Memorandum Agreement is amended to read as follows:
     1.12 “Costs of Construction” means all costs incurred by the Tribe or LKAR pursuant to this Amended Memorandum Agreement in the aggregate to develop, construct and complete the Facility (and the commercial access road/interchange providing access to the Gaming Site), including, without limitation, labor, materials, all furniture, fixtures and equipment (including gaming equipment) necessary for the opening of the Facility to the public, builder’s risk insurance, surveys, permits, interest on the Facility Loan, Land Acquisition Loan or Transition Loan incurred prior to the opening of the Facility to the public, payment and performance bonds, architectural plans and services, and a resort feasibility study, but excluding Initial Costs of Operation. The final amount of costs to be included in the Costs of Construction shall be determined by mutual agreement of the parties and shall be documented in the Approved Construction Budget.
     5. Section 1.13 of the October 13, 2003 Amended Memorandum Agreement is amended to read as follows:
Third Amendment to
October 13, 2003 Amended Memorandum Agreement
05/17/07 execution version

     1.13 “Costs of Gaming Operations” means all expenses for the operation of the Enterprise’s Class II Gaming and III Gaming activities pursuant to Generally Accepted Accounting Principles (“GAAP”), including but not limited to the following: (1) all fees imposed by the Tribal Gaming Commission, including but not limited to fees based upon the Enterprise’s gross receipts from operation of Class II Gaming and Class III Gaming at the Facility, (2) fees imposed upon the Enterprise by the National Indian Gaming Commission based upon its gross receipts from Class II Gaming and Class III Gaming, (3) all funds required by the Tribal-State Compact to be paid by the Tribe, including but not limited to any contributions and license/regulatory fee reimbursements payable to the State pursuant to the Tribal-State Compact, (4) the amount required by the Tribal-State Compact to fund or support programs for the treatment and assistance of compulsive gamblers and for the prevention of compulsive gambling, (5) license or other fees for background investigations upon “key employees” and “primary management officials”, (6) depreciation applicable to the portion of the Facility in which the Enterprise operates Class II Gaming and Class III Gaming and depreciable items located therein, (7) costs of administration, hiring, firing and training employees working in or for the Enterprise’s Class II Gaming and Class III Gaming activities, (8) compensation and benefits to such employees, (9) management compensation to be paid Manager under Section 6.5(b) hereof, (10) interest incurred after the Commencement Date pursuant to the Interim Promissory Note, the Facility Note (excluding any interest incurred (i) on amounts of the Facility Loan (or any refinancing or replacement thereof) used to fund any account or escrow arrangement associated with any litigation expenses pertaining to the Project, which account amounts shall include any capitalized interest thereon and finance fee costs associated therewith, and (ii) on amounts of the Facility Loan (or any refinancing or replacements thereof) used to fund payment in settlement of the “Queen Stipulated Judgment” between the Tribe and certain parties effective as of March 6, 2006), the Operating Note or Section 6.5(a)(vi) hereof attributable to Class II Gaming and Class III Gaming activities, and (11) total gaming-related costs, fees and expenses, including, without limitation, materials, supplies, inventory, utilities, repairs, maintenance, insurance, bonding, marketing, advertising, annual audits, accounting, legal or other professional and consulting services, security or guard services, and such other costs, expenses or fees necessarily, customarily and reasonably incurred in the operation of the Enterprise’s Class II Gaming and Class III Gaming, and necessary travel expenses incurred subsequent to the Commencement Date for officers and employees of Manager and authorized representatives of the Tribe in connection with the Project; provided, however, that “Costs of Gaming Operations” shall specifically not include any costs of background investigation of Manager or its employees in connection with the NIGC or any license fees or costs of background investigations with licensing with the Tribal Gaming Commission.
     6. Section 1.14 of the October 13, 2003 Amended Memorandum Agreement is amended to read as follows:
Third Amendment to
October 13, 2003 Amended Memorandum Agreement
05/17/07 execution version

     1.14 “Costs of Incidental Operations” means all expenses pursuant to Generally Accepted Accounting Principles incurred in operating the hotel, restaurants, food and beverage service, office space, swimming pool, fitness center, childcare, kids arcade, golf course and other commercial business areas comprising the Facility in which the Enterprise conducts neither Class II Gaming nor Class III Gaming, including, without limitation: (1) depreciation and amortization applicable to such non-gaming facilities based upon an assumed life consistent with GAAP, and depreciation and amortization of all other assets (including without limitation all capital replacements and improvements, and fixtures, furnishings and equipment) located therein in accordance with GAAP; (2) all employment costs relating to non-gaming employees working in or for such commercial business facilities; (3) management compensation to be paid Manager under Section 6.5(b) hereof; (4) non-gaming supplies and materials, insurance, (5) interest incurred after the Commencement Date pursuant to the Interim Promissory Note, the Facility Note (excluding any interest incurred (i) on amounts of the Facility Loan (or any refinancing or replacement thereof) used to fund any account or escrow arrangement associated with any litigation expenses pertaining to the Project, which account amounts shall include any capitalized interest thereon and finance fee costs associated therewith, and (ii) on amounts of the Facility Loan (or any refinancing or replacements thereof) used to fund payment in settlement of the “Queen Stipulated Judgment” between the Tribe and certain parties effective as of March 6, 2006), the Operating Note or Section 6.5(a)(vi) hereof attributable to non-Class II Gaming and Class III Gaming activities, (6) sales, hotel, use or other pass-through taxes collected on Project patrons which are to be consistent with those collected from patrons of other similar businesses in El Dorado County, (7) payments made to El Dorado County pursuant to the Memorandum of Understanding and Intergovernmental Agreement between the County of El Dorado and the Shingle Springs Band of Miwok Indians dated September 28, 2006, (8) any commercial access road/interchange maintenance expense incurred pursuant to the Amended Highway Development Encroachment Agreement entered into in 2003 between the federal government through the BIA and the California Department of Transportation and acknowledged by the Tribe, and (9) other non-gaming costs reasonably and customarily incurred in operation of such portion of the Enterprise in which neither Class II Gaming nor Class III Gaming may be conducted; provided, however, that no non-commercial operations of the Tribe (including, without limitation, any school, hospital or library) shall be directly or indirectly included within the computation of the “Costs of Incidental Operations”.
     7. Section 1.17 of the October 13, 2003 Amended Memorandum Agreement is amended to read as follows:
     1.17 “Development Agreement” shall mean those provisions of this Amended Memorandum Agreement that deal with the development and construction of the Facility, as the same
Third Amendment to
October 13, 2003 Amended Memorandum Agreement
05/17/07 execution version

may be amended or modified. The Development Agreement shall continue until the earlier of either the Commencement Date or June 11, 2009; provided however, that the Notes and Security Provisions shall continue until all amounts owing to LKAR with respect thereto have been paid in full.
     8. Section 1.19 of the October 13, 2003 Amended Memorandum Agreement is amended to read as follows:
     1.19 “Dominion Account Agreement” shall mean any agreement granting and governing the security interest in favor of LKAR in the Dominion Account, together with all amendments, substitutions and renewals thereof.
     9. Section 1.21 of the October 13, 2003 Amended Memorandum Agreement is amended to read as follows:
     1.21 “Enterprise” means the business of the Authority to be commonly known as the Foothills Oak Casino which will conduct Class II Gaming and Class III Gaming at the Facility, and which shall include any other lawful commercial activity allowed in or near the Facility including, but not limited to, operating and managing office space, kids arcade, child care facility, hotel with swimming pool and golf course, restaurant, RV park, retail stores, entertainment facilities, or the sale of fuel, food, beverages, alcohol, tobacco, gifts, and souvenirs.
     10. Section 1.24 of the October 13, 2003 Amended Memorandum Agreement is amended to read as follows:
     1.24 “Facility Loan” means, collectively, the loans, notes, bonds, equipment leases and/or other debt obligations arranged by Developer for the Authority, as borrower (excluding the loans, advances or other indebtedness evidenced by the Interim Promissory Note, the Operating Note or the Land Acquisition Note), in an aggregate principal amount not to exceed six hundred seventy five million dollars ($675,000,000) for financing Initial Costs of Operation and Costs of Construction (including without limitation the Furnishings and Equipment), which Facility Loan shall be further evidenced by the Facility Note and other loan documentation as further defined herein.
     11. Section 1.25 of the October 13, 2003 Amended Memorandum Agreement is amended to read as follows:
     1.25 “Facility Note” means the promissory notes, bonds and other documentation evidencing the Facility Loan in a form or forms to be agreed to by the parties to the Facility Loan, together with all amendments, substitutions and renewals thereof.
Third Amendment to
October 13, 2003 Amended Memorandum Agreement
05/17/07 execution version

     12. Section 1.33 of the October 13, 2003 Amended Memorandum Agreement is amended to read as follows:
     1.33 “Gross Incidental Revenues” means the Enterprise’s total receipts from operating the hotel, restaurants, food and beverage service, office space, swimming pool, fitness center, childcare, kids arcade, golf course and other commercial business areas comprising the Facility in which the Enterprise conducts neither Class II Gaming nor Class III Gaming, including without limitation any sales, hotel, use or other pass-through taxes collected on Project patrons which are to be consistent with those collected from patrons of other similar businesses in El Dorado County (but excluding any insurance proceeds received other than business interruption insurance proceeds and insurance proceeds received to reimburse the Enterprise for any claims included, or to be included, as Costs of Incidental Operations).
     13. Section 1.42 of the October 13, 2003 Amended Memorandum Agreement is amended to read as follows:
     1.42 “Limited Recourse” means that repayment of any advances made under the Facility Loan, if made directly by LKAR, Land Acquisition Loan and Transition Loan advances, and all liabilities and obligations of the Authority related to this Amended Memorandum Agreement, the Facility Loan or Facility Note, if the Facility Loan is made directly by LKAR, the Land Acquisition Note, the Interim Promissory Note, the Operating Note, any UCC Financing Statements, any other Transaction Documents and their applicable documentation, the Facility, or the Enterprise contemplated by this Amended Memorandum Agreement, and any related awards, judgments or decrees, shall be payable solely out of undistributed and future Net Total Revenues of the Enterprise or any other Tribal Gaming Enterprise, and shall be a limited recourse obligation of the Authority, with no recourse to tribal assets other than such undistributed and future Net Total Revenues (except as to: (i) a security interest in the Furnishings and Equipment purchased with Facility Loan or Transition Loan proceeds or other purchase money agreements; (ii) the security interest in the undistributed and future Gross Total Revenues pursuant to the Dominion Account Agreement; and as to any mortgages or deeds of trust on the Acquired Tribal Lands prior to their transfer in trust). In no event shall LKAR or its Affiliates have recourse to: (a) the physical property of the Facility (other than Furnishings and Equipment subject to the security interest securing the Facility Loan, if made directly by LKAR, or Transition Loan or other purchase money agreements), (b) Net Total Revenue distributions already made to the Authority or the Tribe pursuant to this Amended Memorandum Agreement and/or the Dominion Account Agreement, (c) assets of the Authority or the Tribe purchased with its Net Total Revenue distributions, or (d) any other asset of the Authority (other than such undistributed and future Net Total Revenues of the Enterprise or any other Tribal Gaming Enterprise).
Third Amendment to
October 13, 2003 Amended Memorandum Agreement
05/17/07 execution version

     14. Section 1.48 of the October 13, 2003 Amended Memorandum Agreement, is amended to state as follows:
     1.48 “Net Incidental Revenues” means Gross Incidental Revenues less Costs of Incidental Operations (excluding management compensation as set forth in Section 6.5 herein).
     15. Section 1.59 of the October 13, 2003 Amended Memorandum Agreement is amended to read as follows:
     1.59 “Resolution of Limited Waiver” refers to the limited waivers of sovereign immunity adopted by the Tribe and the Authority as Exhibit B, Exhibit C, Exhibit D and Exhibit E, evidencing all approvals required pursuant to the Tribe’s or the Authority’s governing documents and applicable law.
     16. Section 2.3(b)(i) of the October 13, 2003 Amended Memorandum Agreement is amended to read as follows:
     (b)(i) The total amount of funds advanced directly from LKAR pursuant to Section 2.3(a)(i) shall equal the total amount of the Transition Loan. The total amount of the Transition Loan shall be in an amount not exceeding Sixty Million Dollars ($60,000,000) in principal amount. The parties agree that as of April 20, 2007, LKAR has advanced $46,624,205.92 in aggregate principal amount under the Transition Loan. The Transition Loan shall accrue interest at the prime interest rate of Chase Manhattan Bank (or any successor bank by acquisition or merger) plus two percent (2%), which shall adjust as provided in the Interim Promissory Note. Principal and accrued interest due under the Transition Loan shall be paid as provided under Section 2.3(c) below.
     17. Section 2.3(a)(i) of the October 13, 2003 Amended Memorandum Agreement is amended to state as follows:
     (a)(i) LKAR agrees to make the following pre-construction advances to the Tribe: (1) two hundred fifty thousand dollars ($250,000) upon execution of the June 11, 1999 Development and Management Agreements; (2) seventy thousand dollars ($70,000) each month thereafter through March 2005; (3) one hundred thousand dollars (100,000) each month commencing April 2005 through February 2006; (4) one hundred twenty five thousand dollars ($125,000) each month commencing March 2006 through June 2007; (5) up to one hundred seventy five thousand dollars ($175,000) each month thereafter until the earlier of either the Commencement Date or through October 2010; (6) a one time payment of three hundred thousand dollars ($300,000) to be made on or before April 29, 2005; (7) advances for costs incurred in connection with the activities described in Section 2.2; (8) advances for the
Third Amendment to
October 13, 2003 Amended Memorandum Agreement
05/17/07 execution version

establishment and operation of the Tribal Gaming Commission pursuant to Section 4.6.6 of the Management Agreement between the Tribe and KARSS entered on June 11, 1999; (9) expenses relating to the Tribe’s CNIGA activities, subject to the written approval of LKAR, which approval shall not be unreasonably withheld; and (10) legal expenses incurred by the Tribe in connection with eliminating obstacles to the implementation of this Amended Memorandum Agreement, subject to the written approval of LKAR, which approval shall not be unreasonably withheld. The Tribe and LKAR agree that all sums previously advanced to the Tribe by KARSS under the superseded Development and Management Agreements, and by LKAR under the superseded May 5, 2000 Memorandum of Agreement (excluding advances for acquisition of the Acquired Tribal Lands), shall constitute advances by LKAR to the Tribe hereunder, be credited to LKAR’s obligations hereunder, and shall be subject to the terms of the Transition Loan herein.
     18. Section 2.3(b)(ii) of the October 13, 2003 Amended Memorandum Agreement is amended to read as follows:
     (b)(ii) The total amount of funds advanced directly from LKAR pursuant to Section 2.3(a)(ii) shall equal the total amount of the Land Acquisition Loan. The total amount of the Land Acquisition Loan shall be in an amount not exceeding Fifteen Million dollars ($15,000,000) in principal amount. The parties agree that as of April 20, 2007, LKAR has advanced $7,442,411.02 in aggregate principal amount under the Land Acquisition Loan. The Land Acquisition Loan shall accrue interest at the prime interest rate of Chase Manhattan Bank (or any successor bank by acquisition or merger) plus two percent (2%), which shall adjust as provided in the Land Acquisition Note. Principal and accrued interest due under the Land Acquisition Loan shall be paid as provided under Section 2.3(c) below.
     19. The first sentence of Section 2.3(c) of the October 13, 2003 Amended Memorandum Agreement is amended to read as follows:
     (c) The Land Acquisition Loan and the Transition Loan shall each (i) be subject to all the terms and conditions of this Amended Memorandum Agreement; (ii) be repaid solely as Limited Recourse obligations of the Authority without any cross collateralization from other projects of Authority and without any other liability or guarantee on the part of the Authority except for the security interests described herein; and (iii) be repaid as follows: (A) Land Acquisition Loan principal and accrued interest shall be paid contemporaneously with and from the proceeds of any initial financing comprising the Facility Loan; and (B) Transition Loan principal (including without limitation interest accruing thereon prior to the Commencement Date, which shall be capitalized as of the Commencement Date) shall be paid in eighty-four consecutive monthly installments of approximately equal amount, commencing on the thirtieth (30th) day after the Commencement Date and continuing on the same day of each calendar month thereafter until all amounts owing under the Transition Loan are paid in
Third Amendment to
October 13, 2003 Amended Memorandum Agreement
05/17/07 execution version

full (payments to be adjusted from time to time as necessary to fully repay all principal, plus accrued interest from and after the Commencement Date thereon, by the date of the final such monthly installment). Each payment under the Transition Loan shall be applied first to the payment of accrued interest on the principal balance thereunder, and the remainder shall be applied to principal.
     20. The first Sentence of Section 2.4(c) of the October 13, 2003 Amended Memorandum Agreement is amended to read as follows:
     (c) The Construction Contract shall contain such provisions for the protection of the Authority and LKAR as the parties deem appropriate, and shall provide that construction of the Facility shall commence within such time as the parties agree after receiving NIGC Approval, and any necessary Tribal Gaming Commission approvals (not to be unreasonably withheld), following and subject to the granting of all approvals necessary to commence construction and obtaining the Facility Loan; and shall also provide that the General Contractor, and all its subcontractors, shall exert its best efforts to complete construction within such time as the Authority and LKAR agree.
     21. Section 2.4(c) of the October 13, 2003 Amended Memorandum Agreement is amended by adding the following sentence to the section:
Notwithstanding the foregoing, the terms of the Construction Contract may be modified as mutually agreed by the Authority and LKAR.
     22. Section 2.4(g) of the October 13, 2003 Amended Memorandum Agreement is amended to read as follows:
     (g) LKAR, with the assistance of the Architect, shall submit to the Authority, for its review and approval, the specifications for Furnishings and Equipment. Thereafter, LKAR shall select and procure vendors for purchase by the Authority of Furnishings and Equipment required to operate the Enterprise in conformity with such specifications. The cost of Furnishings and Equipment shall be financed through the Facility Loan. Alternatively, in the sole discretion of the Authority, LKAR may arrange for the procurement of Furnishings and Equipment on lease terms consistent with the terms provided as to the Facility Loan.
     23. The first sentence of Section 2.5(c) of the October 13, 2003 Amended Memorandum Agreement is amended to read as follows:
     (c) The Costs of Construction (including Furnishings and Equipment) and Initial Costs of Operation shall equal the total cost of the Facility Loan. The total amount of the
Third Amendment to
October 13, 2003 Amended Memorandum Agreement
05/17/07 execution version

Facility Loan shall be in an amount up to but not exceeding six hundred seventy five million dollars ($675,000,000).
     24. Section 2.5(d) of the October 13, 2003 Amended Memorandum Agreement is amended to read as follows:
     (d) The Facility Loan, if made directly by LKAR, shall (i) be subject to all the terms and conditions of this Amended Memorandum Agreement; (ii) be evidenced by the Facility Note (in a form consistent with the terms of this Development Agreement if LKAR makes the advances); and (iii) be repaid solely as a Limited Recourse obligation of the Authority without any cross collateralization from other projects of Authority and without any other liability or guarantee on the part of the Authority except the security interests described herein. Except for the Minimum Guaranteed Monthly Payment to the Authority and repayment of the Operating Note, repayment of the Facility Loan, if made directly by LKAR, shall have first priority on any Net Gaming Revenues and Net Incidental Revenues generated by the Enterprise or any other Tribal Gaming Enterprise. Subject to the foregoing, the Authority agrees to grant to LKAR to the extent LKAR directly makes the Facility Loan, a first priority and perfected security interest, including a Dominion Account arrangement pursuant to the Dominion Account Agreement (in a form consistent with the terms of this Development Agreement), on any Gross Gaming Revenues and Gross Incidental Revenues of the Enterprise or any other Tribal Gaming Enterprise in order to secure repayment of the Facility Note, and such Facility Loan, if made directly by LKAR, may also be secured on a first priority and perfected basis by any Furnishings and Equipment financed by proceeds of the Facility Loan or Transition Loan or other purchase money agreements pursuant to the Security Agreement. If LKAR directly makes the Facility Loan, the Authority agrees not to encumber any of the assets of the Facility or the Enterprise without the written consent of LKAR, which consent will not be unreasonably withheld; except that the Authority shall have the right without the consent of LKAR to grant security interests in the Enterprise’s revenues which are subordinate to LKAR’s interests under this Amended Memorandum Agreement and all related documents and agreements pursuant to a subordination agreement in form and substance acceptable to LKAR. The Authority agrees to enter into a limited, transactional waiver of sovereign immunity and consent to jurisdiction and arbitration with respect to the Facility Loan as to LKAR, if LKAR directly makes the Facility Loan, as provided in the Resolution of Limited Waiver.
     25. Section 2.5(e) of the October 13, 2003 Amended Memorandum Agreement is amended to read as follows:
     (e) The Authority shall retain the right to prepay the Facility Loan, if made directly by LKAR, in whole or in part, without imposition of any prepayment penalty.
Third Amendment to
October 13, 2003 Amended Memorandum Agreement
05/17/07 execution version

     26. Section 2.5(f) of the October 13, 2003 Amended Memorandum Agreement is amended to read as follows:
     (f) It is the understanding of the parties that the Facility Loan will be the sole responsibility of the Authority and, if made directly by LKAR, will be a Limited Recourse obligation of the Authority and will not be subject to any other guarantee or obligation on the part of the Authority except the security interests and liens described herein.
     27. Section 2.11 of the October 13, 2003 Amended Memorandum Agreement is amended to read as follows:
     2.11 Limited Waiver of Sovereign Immunity. By this Amended Memorandum Agreement, neither the Tribe nor the Authority waives, limits, or modifies its sovereign immunity from unconsented suit except as provided in the Resolution of Limited Waiver. The Authority understands that the agreement of the Tribe and the Authority to adopt an enforceable Resolution of Limited Waiver is a material inducement to the LKAR’s execution of this Amended Memorandum Agreement and is a condition precedent to any of the respective obligations of the parties under this Amended Memorandum Agreement. The Authority further agrees that it will not amend or alter or in any way lessen the rights of the LKAR as set forth in the Resolution of Limited Waiver, which is attached hereto and incorporated here by reference. This Section 2.11 shall survive the termination of this Amended Memorandum Agreement, regardless of the reason for the termination.
     28. Section 2.14 of the October 13, 2003 Amended Memorandum Agreement is amended to read as follows:
     2.14 Term of Development Agreement. Unless sooner terminated as provided in this Amended Memorandum Agreement, the term of the Development Agreement shall run until the earlier of either (i) the Commencement Date; or (ii) June 11, 2009; provided however, that the Notes and Security Provisions shall continue until all amounts owing to LKAR with respect thereto have been paid in full.
     29. Section 5.6 of the October 13, 2003 Amended Memorandum Agreement is amended to read as follows:
     5.6 Property Insurance. LKAR, acting as agent for the Authority, shall procure replacement value all-risk casualty and extended hazard insurance in appropriate coverage amounts which shall insure the Facility and any fixtures, improvements and contents located therein against lost or damage by fire, theft and vandalism. Such casualty insurance policy or policies shall name the Authority and LKAR, and the Facility Loan lenders as insureds. Unless otherwise required by the terms of the Facility Loan, all such casualty insurance
Third Amendment to
October 13, 2003 Amended Memorandum Agreement
05/17/07 execution version

proceeds shall be applied to the immediate replacement of the applicable Facility part or fixture, improvements or contents therein unless the parties agree otherwise. Subject to the terms of Sections 7.4 and 7.6 hereof, unless otherwise required by the terms of the Facility Loan, any excess insurance proceeds that are not used to repair, replace or reconstruct the applicable damaged Enterprise assets shall be deposited into the Dominion Account and disbursed in accordance with the same terms and provisions applicable to Gross Total Revenues, provided however that such excess proceeds (except business interruption insurance proceeds) shall be excluded from Net Total Revenues for purposes of calculating the management compensation of LKAR under Section 6.5(b) hereof.
     30. Section 5.10 of the October 13, 2003 Amended Memorandum Agreement is amended to read as follows:
     5.10 Insurance Proceeds. Subject to the terms of Sections 7.4 and 7.6 hereof, and unless otherwise required by the terms of the Facility Loan, any insurance proceeds received with respect to the Enterprise, except as provided in Section 5.6 hereof, shall be deposited into the Dominion Account and disbursed in accordance with the same terms and provisions applicable to Gross Total Revenues, provided, however, that if there is any insurance recovery for a claim related to the operation of the Enterprise for which either the Authority or LKAR has previously paid from its own separate funds, then, to the extent of amounts paid by either of such parties, the insurance proceeds will be paid over to them and the balance shall be deposited into the Dominion Account as above.
     31. Section 7.1(a) of the October 13, 2003 Amended Memorandum Agreement is amended to read as follows:
     (a) Subject to the provisions of Section 9.2, either party may terminate this Amended Memorandum Agreement if the other party (or its Affiliates identified below) commits or allows to be committed a Material Breach (as hereinafter defined) of this Amended Memorandum Agreement and fails to cure or to take steps to substantially cure such breach within thirty (30) calendar days after receipt of a written notice from the non-breaching party identifying the nature of the Material Breach in specific detail and its intention to terminate this Amended Memorandum Agreement. Termination is not an exclusive remedy for breach, and the non-breaching party shall be entitled to other rights and remedies as may be available. For purposes of this Amended Memorandum Agreement, a “Material Breach” is any of the following circumstances: (i) failure of LKAR to provide the Authority with the Minimum Guaranteed Monthly Payments pursuant to Section 6.3, (ii) material failure of either party to perform in accordance with this Amended Memorandum Agreement for reasons not excused under Section 10.6 (Force Majeure), (iii) if any of LKAR’s employees commits theft, embezzlement or crime of moral turpitude and if, after knowledge of such act or, if disputed, after determination by arbitration under Article 11, LKAR does not remove such employee from connection with Class II Gaming or Class III Gaming operations of the Enterprise within
Third Amendment to
October 13, 2003 Amended Memorandum Agreement
05/17/07 execution version

thirty (30) days after receipt of written notice, (iv) default under the Facility Note, the Land Acquisition Note, the Interim Promissory Note, the Operating Note, any other Transaction Document or any document or agreement related thereto by the Authority, and any default or misrepresentation by the Tribe under the Tribal Agreement or any other document or agreement executed by the Tribe in favor of LKAR or its Affiliates; or (v) any representation or warranty made pursuant to Section 10.11 or 10.12 proves to be knowingly false or erroneous in any material way when made. Any final notice of termination hereunder shall be in writing detailing the reason the party considers the Material Breach not to be cured and must be delivered to the other party before such termination becomes effective
     32. Section 6.8 of the October 13, 2003 Amended Memorandum Agreement is amended to read as follows:
     6.8 Development and Construction Cost Repayment. The maximum dollar amount for repayment of development and construction costs for the Facility and Enterprise shall be six hundred seventy five million dollars ($675,000,000). Subject to any applicable Legal Requirements, the parties may increase the maximum repayment amount by mutual written agreement.
     33. Section 10.3 of the October 13, 2003 Amended Memorandum Agreement is amended to substitute certain of the notice address, as follows:
(a)	In place of the Notice to the Tribe, the following notice:

Shingle Springs Tribal Gaming Authority P.O. Box 1660 El Dorado, CA 95623-1660 Attn: Chairman
(b)	In place of the notice to Anthony Cohen, Esq., the following notice:

Barbara E. Karshmer Karshmer & Associates 2150 Shattuck Avenue, Suite 725. Berkeley, CA 94704 Fax: 510-841-6167
(c)	Adding the following notice after notice to Lakes LKAR-Shingle-Springs, LLC:
Third Amendment to
October 13, 2003 Amended Memorandum Agreement
05/17/07 execution version

With a Copy to: Damon E. Schramm General Counsel Lakes Entertainment, Inc. 130 Cheshire Lane, Suite 101 Minnetonka, Minnesota 55305 Fax: (952) 449-7068
(d)	In place of the notice to Brian Klein, Esq., the following notice:

Daniel R. Tenenbaum, Esq. Gray Plant Mooty 500 IDS Center 80 South Eighth Street Minneapolis, MN 55402-3796 (612) 632-3050 Fax: (612) 632-4050
     34. Section 10.10 of the October 13, 2003 Amended Memorandum Agreement is amended to read as follows:
     10.10 Sovereign Immunity. Except as described in the Resolution of Limited Waiver, each attached hereto as exhibits which are incorporated herein by reference, nothing in this Amended Memorandum Agreement, as amended, shall be deemed or construed to constitute a waiver of sovereign immunity of the Authority and the only applicable waivers of sovereign immunity shall be those expressly provided and executed by the Authority’s duly authorized representative and substantially conforming to the form as approved by the parties. The parties agree that they will not amend or alter the Resolution of Limited Waiver in any way which will lessen the rights of any party as set forth in the Resolution of Limited Waiver. This Section 10.10 shall survive termination of this Amended Memorandum Agreement, regardless of the reason for the termination.
     35. Section 10.12 of the October 13, 2003 Amended Memorandum Agreement is amended to read as follows:
     10.12 Representations and Warranties of the Authority. The Authority hereby represents and warrants as follows:
     (a) The Tribe is a duly organized Indian tribe under the laws of the Tribe and the United States, and the Authority is duly organized under the laws of the Tribe.
Third Amendment to
October 13, 2003 Amended Memorandum Agreement
05/17/07 execution version

     (b) The Authority has full legal right, power and authority under the laws for the Tribe and has taken all official Management Board actions necessary (i) to assume and enter into this Amended Memorandum Agreement and related Transaction Documents (as defined below) and authorize the Authority to assume, execute and deliver this Amended Memorandum Agreement, including any amendment thereto, the Operating Note, Dominion Account Agreement, Security Agreement, the Facility Note and other Facility Loan documentation (if the Facility Loan is made directly by LKAR), Land Acquisition Note and Interim Promissory Note, and any and all other documents and agreements executed by the Authority or the Tribe related thereto (collectively and as amended, renewed, or extended from time to time, the “Transaction Documents”), (ii) to perform its obligations hereunder and thereunder, and (iii) to consummate all other transactions contemplated by this Amended Memorandum Agreement and other Transaction Documents.
     (c) This Amended Memorandum Agreement (and the other Transaction Documents), as amended, constitute valid and binding obligations, enforceable against the Authority in accordance with their terms, executed by the Authority or the Tribe in connection therewith, and when approved by the NIGC, will constitute, together with the other Transaction Documents, valid and binding obligations, enforceable against the Authority in accordance with their terms.
     (d) Subject to the provisions of Section 10.11(d), the execution and delivery of this Amended Memorandum Agreement (and other Transaction Documents), as amended, the performance by the Authority of its obligations hereunder and thereunder, and the consummation by the Authority of the transactions contemplated hereby will not violate any contract or agreement to which the Tribe or the Authority is a party, law, regulation, rule or ordinance, or any order, judgment or decree of any federal, state, tribal or local court, or require any approval by Governmental Authorities beyond those contemplated herein.
     (e) Neither LKAR, the Project, the Facility, the Enterprise nor the transaction(s) between the parties contemplated by this Amended Memorandum Agreement, the Operating Note, and any related security documents and instruments described herein as amended, are now, or at any time during the term of this Amended Memorandum Agreement will be, subject to any tribal tax of any sort that will put the Facility or the Enterprise, or any portion thereof, nor the transaction(s) between the parties contemplated by the Transaction Documents, at a competitive disadvantage with businesses in the same or like industries.
     (f) The Tribe (and the Authority under delegated powers from the Tribe) is legally permitted to conduct Class II Gaming and Class III Gaming (pursuant to the Tribal-State Compact) activities in the State under all Legal Requirements, and the Gaming Site for the Project constitutes “Indian lands” upon which the Tribe may legally conduct gaming under IGRA.
Third Amendment to
October 13, 2003 Amended Memorandum Agreement
05/17/07 execution version

     (g) Neither the Tribe nor any of its Affiliates has enacted any law, ordinance, resolution, rule or regulation impairing the rights or obligations of the Authority or LKAR under this Amended Memorandum Agreement or under any Transaction Documents, as amended, contemplated hereby.
     (h) The Tribal Agreement constitutes a valid and binding obligation, enforceable against the Tribe in accordance with its terms.
     36. Section 10.13 of the October 13, 2003 Amended Memorandum Agreement is amended to read as follows:
     10.13 Governing Law.
     (a) This Amended Memorandum Agreement and (except as the law of another State may be specifically chosen as the governing law therein) the other Transaction Documents have been negotiated, made and executed at the Authority’s office located in the State of California and shall be construed in accordance with the applicable laws of the State of California, without regard to its conflict of laws provisions, and applicable Tribe and federal laws.
     (b) Use of the laws of the State of California for the foregoing limited purpose of interpretation and construction is not intended to and shall not otherwise (i) incorporate substantive laws or regulations of the State of California, including usury laws or any present or future provisions of the State of California that would restrict the rate of interest upon any loan, advance or other financial accommodation contemplated by any Transaction Document, or (ii) grant any jurisdiction to the State of California or any political subdivision thereof over the Gaming Site or the Property.
     (c) Any other provision of this Amended Memorandum Agreement or any other Transaction Document to the contrary notwithstanding, (i) in no event shall the rate of interest payable in connection with the indebtedness incurred pursuant to any Transaction Document or in connection with the transactions contemplated by any Transaction Document exceed the maximum nonusurious interest rate, if any, at any time or from time to time permitted to be contracted for, taken, reserved, charged or received under applicable law (“Maximum Rate”), and (ii) if at any time the rate of interest that would otherwise be payable on any such indebtedness would exceed any such Maximum Rate, then the rate of interest that would otherwise be contracted for, taken, reserved, charged or received under such indebtedness shall be reduced to such Maximum Rate.
     37. Section 10.14 of the October 13, 2003 Amended Memorandum Agreement is amended to read as follows:
Third Amendment to
October 13, 2003 Amended Memorandum Agreement
05/17/07 execution version

     10.14 Entire Agreement. This Amended Memorandum Agreement (including all its exhibits and related Transaction Documents, along with tribal Resolution 2004-18 approving the establishment of the Shingle Springs Tribal Gaming Authority and its related Ordinance(and any amendments thereto as of April 20, 2007), the June 16, 2004 Amendment to this Amended Memorandum Agreement, the June 16, 2004 Consent Agreement entered into by the parties, tribal Resolution 2004-23 concerning the June 16, 2004 Amendment and Consent Agreement, the January 23, 2007 Second Amendment to this Amended Memorandum Agreement, tribal Resolution 2007-04 concerning the January 23, 2007 Second Amendment, the April 20, 2007 Assignment and Assumption Agreement, the April 20, 2007 Tribal Agreement and tribal Resolution 2007-18 concerning the Tribal Agreement and the April 20, 2007 Assignment and Assumption Agreement , the May 17, 2007 Third Amendment to this Amended Memorandum Agreement, and Authority Resolution 2007-05 concerning the May 17, 2007 Third Amendment), represents the entire agreement between the parties and supersedes all prior agreements relating to the subject matter of Class II Gaming and Class III Gaming to be developed and conducted by the Authority at the Facility and operations of the Enterprise. The parties hereto intend that this Amended Memorandum Agreement (and related Transaction Documents) is to supersede and replace the May 5, 2000 Memorandum of Agreement and any other prior agreements between the Tribe and LKAR in connection with the Project.
     38. Section 11.3(b) of the October 13, 2003 Amended Memorandum Agreement is amended to read as follows:
     (b) If the dispute is not resolved to the satisfaction of the parties within thirty (30) calendar days after the first meeting in Section 11.3(a) above, then any claim, controversy or dispute arising out of or relating to this Amended Memorandum Agreement, Facility Note, Land Acquisition Note, the Interim Promissory Note, the Operating Note, or any other Transaction Document, or any alleged default hereunder or breach of any provisions thereof, shall be submitted to binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect at the time of submission; except that: (a) the question whether or not a dispute is arbitrable under this Amended Memorandum Agreement or any other Transaction Document shall be a matter for binding arbitration by the arbitrators, such question shall not be determined by any court and, in determining any such question, all doubts shall be resolved in favor of arbitrability; and (b) discovery shall be permitted in accordance with the Federal Rules of Civil Procedure, subject to supervision as to scope and appropriateness by the arbitrators. Judgment on any arbitration award may be entered in any court having jurisdiction over the parties pursuant to the Resolution of Limited Waiver. The Authority, on behalf of itself and each of its Affiliates, agrees that any arbitration proceeding hereunder may be consolidated with any other arbitration proceeding that any of LKAR or its respective Affiliates may bring against the Authority, the Tribe or any of their respective Affiliates.
Third Amendment to
October 13, 2003 Amended Memorandum Agreement
05/17/07 execution version

     39. Section 11.3(f) of the October 13, 2003 Amended Memorandum Agreement is amended to read as follows:
     (f) The arbitration award shall be in writing signed by each of the arbitrators, and shall state the basis for the award. The arbitration award shall be set forth in reasonable detail as to its findings of fact and law, and basis of determination of award form and amount. In connection with any arbitration award, the arbitrators shall be empowered to take the actions and enforce the judicial remedies described in Paragraph 5 of the Resolution of Limited Waiver; provided however, that although the arbitrators may award damages in the event the Tribe, the Authority or the Tribal Gaming Commission do not comply with the award, the arbitrators may not require the Tribe, the Authority or the Tribal Gaming Commission to take or modify any governmental legislative decision or action which the arbitrators have determined has resulted in the dispute between the parties and is contrary to the parties’ rights, liabilities or obligations under this Amended Memorandum Agreement, the Facility Note, if the Facility Loan is made directly by LKAR, the Land Acquisition Note, the Interim Promissory Note, the Operating Note, or any other Transaction Document, as amended, (“Specific Performance Restriction”). Provided further, that: (a) should the arbitrators determine that there has been an intentional bad faith violation of a party’s rights under this Amended Memorandum Agreement or any other Transaction Document by the Tribe, the Authority or Tribal Gaming Commission, and if the Tribe, the Authority or the Tribal Gaming Commission do not reverse such intentional bad faith violation through governmental legislative decision or action within thirty (30) days after being notified by the arbitrators of such determination, then the arbitrators shall award one-and-half (1 1/2 ) times damages to LKAR, or its Affiliates, as applicable, for damages suffered as a consequence of the Tribe’s, the Authority’s or Tribal Gaming Commission’s intentional bad faith violation; and (b) such Specific Performance Restriction shall not prevent LKAR, or its Affiliates, as applicable, from enforcing the Facility Note, if the Facility Loan is made directly by LKAR, the Land Acquisition Note, the Interim Promissory Note, the Operating Note, the Security Agreement, the Dominion Account Agreement, or the liens and security interests granted thereunder, nor from realizing on collateral encumbered thereby.
     40. The reference to “Depository” in Section 11.3(j) of the October 13, 2003 Amended Memorandum Agreement is amended to read “depository holding the Dominion Account”.
     41. The List of Exhibits page of the October 13, 2003 Amended Memorandum Agreement is amended to read as follows:
LIST OF EXHIBITS
     Exhibit A       Legal Description of Gaming Site
Third Amendment to
October 13, 2003 Amended Memorandum Agreement
05/17/07 execution version

     Exhibit B       Resolution 2003-12 concerning Limited Waiver of Immunity from Suit
     Exhibit C       Resolution 2004-23 concerning Limited Waiver of Immunity from Suit
     Exhibit D       Resolution 2007-04 concerning Limited Waiver of Immunity from Suit
     Exhibit E       Authority Resolution 2007-05 concerning Limited Waiver of Immunity from Suit
     42. The Authority and LKAR agree that any dispute between them in connection with this Third Amendment shall be subject to the dispute resolution procedures and limited waiver of sovereign immunity contained in the October 13, 2003 Amended Memorandum Agreement (as heretofore and hereafter amended) and Authority Resolution 2007-05 concerning this Third Amendment, attached to the October 13, 2003 Amended Memorandum Agreement as Exhibit E.
     43. The Authority and LKAR agree that capitalized terms used herein and not defined shall have the meanings given them in the October 13, 2003Amended Memorandum Agreement.
     44. The Authority and LKAR agree that this Third Amendment shall be construed in accordance with and governed by the internal laws and decisions of the State of California, without giving effect to its choice of law principles; and may be executed in any number of counterparts and by facsimile, each of which shall be considered an original but together shall constitute one and the same instrument.
     45. The Authority and LKAR agree that no modification, amendment or change to this Third Amendment shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, amendment or change is sought. The parties hereto specifically intend and agree that this Third Amendment is to supersede and replace in all respects the Third Amendment dated as of April 20, 2007.
     46. Except as amended above, all other provisions of the October 13, 2003 Amended Memorandum Agreement shall remain in full force and effect as originally stated and are equally applicable hereto.
[Signature Page Follows]
Third Amendment to
October 13, 2003 Amended Memorandum Agreement
05/17/07 execution version

     IN WITNESS WHEREOF, the parties hereto have executed this May 17, 2007 Third Amendment to the October 13, 2003 Amended Memorandum Agreement.

Shingle Springs Tribal Gaming Authority	Lakes KAR-Shingle Springs, LLC
By: /s/ Richard Lawson	By: /s/ Timothy Cope
Its: Management Board Chairman	Its: President/CFO

By: /s/ Beth Bodi
Its: Secretary

Approved pursuant to 25 U.S.C. §2711 National Indian Gaming Commission
By:	/s/ Philip Hogen
Its: Chairman

Third Amendment to
October 13, 2003 Amended Memorandum Agreement
05/17/07 execution version